AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of June 6, 2000, by and among COVENANT TRANSPORT, INC., a Tennessee corporation ("CTI"), COVENANT ASSET MANAGEMENT, INC. (formerly known as Covenant Leasing, Inc.), a Nevada corporation ("CAM"), the banks signatory hereto (the "Banks"), any assignees that may become "Banks" as provided in the Credit Agreement (hereinafter defined), and ABN AMRO BANK N.V., as Agent (the "Agent"). Capitalized terms not otherwise defined herein shall be ascribed the meanings set forth in the Credit Agreement.

         WHEREAS, CTI has heretofore entered into that certain Credit Agreement, dated as of January 17, 1995, with the banks signatories thereto, the banks serving as letter of credit banks thereunder, and ABN AMRO Bank N.V. as Agent, as amended by a number of amendments and as further amended and restated by that certain Amended and Restated Credit Agreement dated as of June 18, 1999 among CAM, CTI, the Agent and the Banks (as so amended and restated, the "Credit Agreement"), pursuant to which the Agent, the Banks and the Banks serving as letter of credit banks thereunder have agreed to provide a revolving credit, term loan and letter of credit facility for the benefit of CAM and CTI; and

         WHEREAS, CAM and CTI have requested that the Agent and the Banks: (i) acknowledge name changes made with respect to certain of the direct and indirect Subsidiaries of the Parent (all of the Parent's Subsidiaries, together with the Parent, are collectively, the "Credit Parties"); (ii) consent to a proposed reorganization of the corporate structure of the Credit Parties and waive certain provisions of the Credit Agreement that could prohibit such reorganization; (iii) consent to certain proposed future intercompany loans, dividends, and distributions and waive certain provisions of the Credit Agreement that could prohibit such activities; (iv) amend the Credit Agreement, inter alia, to (a) remove CTI as a direct borrower under the Credit Agreement and (b) add CTI as a guarantor of the Obligations under the Credit Agreement;
(v) modify the provisions of the Credit Agreement and the Security Documents to provide, for the benefit of the Agent and the Banks (and the holders of the Senior Notes to the extent required under the Intercreditor Agreement), presently effective, perfected, first priority security interests in (a) all Capital Securities of all direct and indirect Subsidiaries of the Parent and (b) all Intercompany Notes (defined hereafter); (vi) consent to the investment by the Parent in Transplace.com, an entity to be formed by the Parent, J.B. Hunt Transport Services, Inc., M.S. Carriers, Inc., Swift Transportation Co., Inc., U.S. Xpress Enterprises, Inc. and Werner Enterprises, Inc. ("Transplace.com"); and (vii) consent to the distribution by the Parent of up to 100% of its interest in Transplace.com to the shareholders of the Parent.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgment of Name Changes. Subject to the terms and conditions of this Amendment, the Agent and the Banks acknowledge that prior to the execution and delivery of this Amendment the following Credit Parties have changed their names as reflected below:

         Prior Name                           Present Name
         ----------                           ------------
         Covenant Leasing, Inc., a Nevada     Covenant Asset Management, Inc., a
         corporation                          Nevada corporation

         Intellectual  Property Co., a        CIP,  Inc., a Nevada  corporation
         Nevada corporation

         Covenant   Acquisition Co., a        Covenant.com,  Inc., a Nevada
         Nevada   corporation                 corporation


         Except as expressly set forth in this Amendment, this acknowledgment of name changes does not amend or waive any obligation, duty or requirement of the Credit Parties (including, without limitation, those Credit Parties whose names have changed) under the Credit Agreement, the Guaranty Agreements or the other Loan Documents. The Credit Parties whose names have changed shall execute and deliver to the Agent (or the Collateral Agent, if directed by the Agent) all such replacement documentation as the Agent may reasonably require to evidence the continuing obligations of such Credit Parties under their respective new names.

2. Consent to Reorganization; Limited Waiver of Specified Credit Agreement Provisions. The Parent, CAM and CTI have each represented to the Agent and the Banks that a reorganization of the corporate structure of the Credit Parties is in the best interest of the Credit Parties and that the proposed reorganization will be comprised solely of the following transactions (collectively, the "Reorganization"):

         (a) Existing intercompany loans made by CTI to Southern Refrigerated Transport, Inc. ("SRT"), and Terminal Truck Broker, Inc. ("TTB") in an aggregate principal amount of $15,340,453, will be evidenced by promissory notes in the form attached hereto as Exhibit B (or in such other form as may be acceptable to the Agent in its sole discretion) (the "Existing Debt Notes").

         (b) CTI will declare a dividend to the Parent in the amount of $115,340,453 and will pay that dividend to the Parent by (i) delivery to the Parent of a promissory note in the amount of $100,000,000 in the form attached hereto as Exhibit C (or in such other form as may be acceptable to the Agent in its sole discretion) (the "Dividend Note"); and (ii) endorsement (with recourse) to the Parent, and delivery to the Parent, of the Existing Debt Notes. The Dividend Note and the Existing Debt Notes shall be deemed to be "Intercompany Notes" as that term is defined in this Amendment.

         (c) The Parent will endorse (with recourse) and deliver the Dividend Note and the Existing Debt Notes to CAM as a capital contribution.

         (d) The Parent will contribute 100% of the Capital Securities of each of CIP, Inc. (formerly known as Intellectual Property Co.), and Covenant.com, Inc. (formerly known as Covenant Acquisition Co.), to CTI as a capital contribution.

         (e) CTI, as owner of 100% of the capital stock of CIP, Inc., will contribute all of its Patents, rights to license agreements, internally developed software, and certain know-how conducive to the operation of a trucking company to CIP, Inc. (the "Intellectual Property"), as a capital contribution.

         (f) CIP, Inc., will enter into written licensing agreements, in form and substance acceptable to the Agent (the "Licensing Agreements"), with CTI and certain of the other Credit Parties pursuant to which the Credit Parties will have the right to use the Intellectual Property and shall pay royalties to CIP, Inc., in amounts established by the Licensing Agreements.

         (g) All of the computer programming and computer service personnel currently employed by CTI will cease to be employees of CTI and will become employees of Covenant.com, Inc. and some or all computer and telecommunications equipment held by CTI may be transferred from CTI to Covenant.com, Inc.

         (h) Covenant.com, Inc., will enter into written servicing agreements, in form and substance acceptable to the Agent (the "Servicing Agreements"), with CTI and certain of the other Credit Parties pursuant to which Covenant.com, Inc., will provide management information system services to such entities for a fee determined by the Servicing Agreements.

         (i) In connection with the above steps in the Reorganization, the Parent may, in its discretion, make capital contributions to the following Credit Parties in amounts no greater than as set forth below:

                  Entity Name                     Permitted Capital Contribution
                  -----------                     ------------------------------
                  Bud Meyer Truck Lines, Inc.     $25,000,000
                  Southern Refrigerated           $9,516,391
                     Transport, Inc.

         (j)      Bud Meyer Truck Lines, Inc. ("BMTL") shall be merged into CTI.

         Subject to the terms and conditions of this Amendment, the Agent and the Banks consent to the Reorganization so long as such Reorganization is consummated no later than June 30, 2000 (the "Reorganization
         Deadline") and the Credit Parties deliver to the Agent by the Reorganization Deadline notice that the Reorganization has been completed. The date of consummation of the last of the transactions constituting part of the Reorganization shall be the "Reorganization Date." The Agent and the Banks waive any violation of Sections 5.6(iii), 5.7, 5.10, 5.11, 5.15 or 5.17 of the Credit Agreement that may be caused by the timely consummation of the Reorganization (the "Reorganization Waiver"). This Reorganization Waiver is expressly limited to the consummation of the transactions constituting the Reorganization and shall not be considered a general waiver of any provision of the Credit Agreement nor shall it be construed as a continuing waiver of any covenant, representation or warranty of any Credit Party under the Credit Agreement or any other Loan Document.

3. Consent to Permitted Activities; Waiver of Specified Credit Agreement Provisions. The Parent, CAM and CTI have each represented to the Agent and the Banks that certain intercompany loans, dividends and distributions and repurchases of capital stock are in the best interest of the Credit Parties and that such proposed activities will be comprised solely of the following transactions (together, the "Permitted Activities"):

         (a) From time-to-time, the direct or indirect Subsidiaries of the Parent may borrow from CAM amounts that do not, in an aggregate principal amount, exceed at any time $130,000,000 plus amounts that have actually been paid to CAM in cash under the Existing Debt Notes and Dividend Note, all interest actually paid to CAM in cash under the Future Debt Notes, and all future cash capital contributions under Section 3(c) below. Such borrowing shall be evidenced by promissory notes in the form attached hereto as Exhibit D with a grid attached showing draws and repayments under the notes in form and substance acceptable to the Agent (the "Future Debt Notes"), which shall be pledged to the Collateral Agent and promptly delivered, duly endorsed (with recourse) by CAM, to the Collateral Agent pursuant to the provisions of Section 5.21(b) of the Credit Agreement as additional security for the repayment of the Obligations. CAM shall provide the Agent quarterly updates of the grid on all Future Debt Notes. The Future Debt Notes shall constitute Intercompany Notes;

         (b) From time-to-time, any direct or indirect Subsidiary of the Parent may pay a dividend or make a distribution to its sole stockholder so long as such dividend or distribution is passed up to Parent and Parent contributes it as capital to CAM; and

         (c) From time-to-time the Parent may make capital contributions to CAM.

         The Agent and the Banks waive any violation of Sections 5.6(iii), 5.7, 5.10, 5.11, 5.15 or 5.17 of the Credit Agreement that may be caused by the performance of the Permitted Activities (the "Activities Waiver"). The Activities Waiver is expressly limited to the performance of the Permitted Activities and shall not be considered a general waiver of any other provisions of the Credit Agreement.

4. Consent to Permitted Investment and Distribution; Waiver of Specified Credit Agreement Provisions. The Parent, CAM and CTI have each represented to the Agent and the Banks that the investment of $5,000,000 cash and the non-asset based transportation logistics business of TTB, which consists of customer lists, office furniture, computer hardware and software, leases, trade names, trademarks, goodwill, know-how, employee relationships, and all other assets except cash, accounts receivable and other assets Parent may negotiate to hold back (the "Contributed Assets"), the value of which non-cash Contributed Assets shall not exceed $2,000,000, in Transplace.com and the distribution of all or a portion of the acquired equity interest in Transplace.com directly or indirectly, in one or more transactions, and through one or more intermediary entities, to the shareholders of the Parent is in the best interest of the Credit Parties and that the proposed investment and distribution will be comprised generally of the following transactions (collectively, the "Permitted Investment and Distribution"):

         (a) The Parent may borrow from CAM, or will receive from CTI a dividend equal to, $5,000,000 plus the Parent's share of any start-up expenses, not to exceed $100,000, of Transplace.com;

         (b)      The Parent,  directly or  indirectly,  may cause TTB to either
                  (i) dividend the non-cash Contributed Assets to the Parent, for contribution by the Parent to Transplace.com or (ii) contribute the non-cash Contributed Assets directly to Transplace.com, or (iii) contribute the non-cash Contributed Assets to a Subsidiary of Parent for subsequent contribution by such Subsidiary to Transplace.com;

         (c) The Parent may, but shall not be required to, cause a new Subsidiary to be formed to hold all or a portion of the Transplace.com equity interests and may contribute, or cause to be contributed, to such new Subsidiary all or a portion of the Transplace.com equity interests;

         (d) The Parent may, but shall not be required to, distribute all or any portion of one or more classes of equity interests of Transplace.com, or, if applicable, the new Subsidiary referenced above, to the Parent's stockholders;

         (e) The Parent, directly or indirectly, may cause the liquidation of the new Subsidiary referenced above which has no property other than the equity interests of Transplace.com and any proceeds thereof;

         (f) Neither the Banks nor the Collateral Agent as agent for the Banks shall have a Lien in or to any of the equity interests of Transplace.com or any new Subsidiary which has no property other than equity interests of Transplace.com and any proceeds thereof; and

         (g) The Banks and the Collateral Agent as agent for the Banks hereby release any Lien in or to any of the Contributed Assets and acknowledge that they have no interest in any products or proceeds thereof.

         The Agent and the Banks waive any violation of Sections 5.1(ii), 5.6(iii), 5.7, 5.11, 5.15 and 5.17 of the Credit Agreement that may be caused by the Permitted Investment and Distribution (the "Investment Waiver"). The Investment Waiver is expressly limited to the above enumerated activities undertaken in executing the Permitted Investment and Distribution and shall not be considered a general waiver of any other provisions of the Credit Agreement.

5. Removal of CTI as a Borrower. Subject to the terms and conditions of this Amendment, the Credit Agreement and all other Loan Documents shall be deemed amended such that CTI shall no longer be a "Borrower" under the Credit Agreement. All references to "Borrowers", "either Borrower", "any Borrower" or phrases of similar import in the Credit Agreement or any Loan Documents shall be deemed to be references solely to CAM.

6. Other Amendments to the Credit Agreement. Subject to the terms and conditions of, and upon the effectiveness of, this Amendment, the Credit Agreement shall be deemed amended as follows:

         (a) Section 4.11 of the Credit Agreement is amended and restated in its entirety as follows:

                  Section 4.11 Solvency. (i) The Parent, the Borrower and each of their respective Subsidiaries (after giving due consideration to any rights of contribution among such Persons), have each received fair consideration and reasonably equivalent value for the incurrence of its obligations hereunder and under the Loan Documents, (ii) after giving effect to the incurrence of such obligations, (A) the present fair salable value of the Parent's, the Borrower's and each of their respective Subsidiaries' assets exceeds its liabilities, and (B) the Parent, the Borrower and their respective Subsidiaries each retain sufficient capital to meet the reasonably anticipated needs and risks of its ongoing business, and (iii) after giving effect to the incurrence of such obligations and the acquisition of such rights, (A) neither the Parent, the Borrower nor any of their respective Subsidiaries has incurred, nor is it obligated for, debts beyond its ability to pay such debts as they mature, and (B) the present fair salable value of their respective assets is greater than that needed to pay their respective probable existing debts as they become due.

         (b) Section 5.3 of the Credit Agreement is amended and restated in its entirety as follows:

                  Section 5.3 Use of Proceeds. Use the proceeds of any Extension of Credit only to refinance the Debt listed on part A of
                  Schedule 4.9, for working capital purposes, the issuance of standby letters of credit permitted hereunder, to pay costs associated with this Agreement and the other Loan Documents, for financing or refinancing Revenue Equipment, for non-hostile acquisitions and for general corporate purposes. The Borrower may loan proceeds of any Extension of Credit to any direct or indirect Subsidiary of the Parent (and such Subsidiary may further loan such proceeds to its Subsidiaries) provided that such extension of credit shall be (i) used for a purpose permitted in the immediately preceding sentence and (ii) evidenced by an Intercompany Note (or series of Intercompany Notes) which shall be pledged to the Collateral Agent and promptly delivered to the Agent pursuant to the provisions of Section 5.21(b) hereof as additional security for the repayment of the Obligations. No Extension of Credit and none of the proceeds thereof shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Agent, the Borrower will furnish to the Agent statements in conformity with the requirements of Federal Reserve Form U1 referred to in Regulation U and will take all other action necessary or desirable to ensure that the Banks and the Extensions of Credit are at all times in compliance with Regulations U and X.

         (c) Section 5.12 of the Credit Agreement is amended and restated in its entirety as follows:

                           Section 5.12 Minimum Consolidated Tangible Net Worth.
                  Permit Consolidated Tangible Net Worth at any date to be less than $136,000,000 plus the aggregate of 50% of positive Consolidated Net Income for each fiscal quarter commencing after December 31, 1999 (provided that, for any fiscal quarter in which Consolidated Net Income is a deficit figure, Consolidated Net Income for such fiscal quarter shall be deemed to be zero), plus the net proceeds of any issuance of Capital Securities of the Parent.

         (d) Section 5.15 of the Credit Agreement is amended and restated in its entirety as follows:

                  Section 5.15      Restricted Payments.

                           (a) Generally. Declare or make any Restricted Payment, except that this Section 5.15 shall not prohibit any Restricted Payment if: (i) at the time of the declaration or making thereof, and immediately after giving effect thereto, no Default would exist, and (ii) such Restricted Payment, singly or when aggregated with all other Restricted Payments made over the term of this Agreement, does not exceed the sum of $20,000,000 plus 50% of the aggregate of Consolidated Net Income for each fiscal quarter commencing after December 31, 1999 (provided that such aggregate Consolidated Net Income shall be reduced by 100% of any deficit for any period in which Consolidated Net Income is a deficit figure).

         (e) Section 5.18 of the Credit Agreement is amended and restated in its entirety as follows:

                  Section 5.18 Additional Subsidiaries. Create or acquire any Subsidiary; provided that, if notwithstanding this Section the Parent shall desire to acquire or create any Subsidiary, such Subsidiary shall be acquired or created so as to be a direct Subsidiary of CTI or one of CTI's Subsidiaries and the Borrower shall immediately cause such Subsidiary to guarantee the Obligations hereunder and to become a party to the Security Agreement and to pledge its assets specified as Collateral therein, in each case, to secure the Obligations. In addition, the Parent and CTI (or its Subsidiary, as appropriate) shall immediately pledge, or cause to be pledged, 100% of the capital stock of such Subsidiary to the Collateral Agent for the ratable benefit of the Banks, the Letter of Credit Banks, Noteholders and the Agent, to secure the Obligations.

         (f) The text of existing Section 5.21 of the Credit Agreement is hereby redesignated as clause (a) of Section 5.21 and there is added immediately thereafter a new clause (b) of Section 5.21 reading in its entirety as follows:

                  (b) Notwithstanding anything to the contrary in Section 5.21(a) above, the Parent and each of its Subsidiaries that owns capital stock in any Person shall be deemed to have given in favor of the Collateral Agent, for the ratable benefit of the Agent, the Banks and the Letter of Credit Banks (and, to the extent required by the Intercreditor Agreement, the holders of the Senior Notes) a presently effective, first priority: (i) pledge of all of the issued and outstanding capital stock of all of the Subsidiaries of the Parent; and
                  (ii) security interest in all Intercompany Notes, whether now existing or hereafter created. The Parent and its Subsidiaries shall execute such documents and instruments as may be reasonably required by the Agent or the Required Banks to further effect such pledge and security interest, including, without limitation, delivering to the Agent for further delivery to the Collateral Agent: (i) original stock certificates and stock powers executed in blank; and (ii) original Intercompany Notes endorsed (with recourse) over to the Collateral Agent. To the extent required to give effect to the provisions of this Section 5.21(b), the Security Documents evidencing the pledge of stock of the Parent's Subsidiaries and the pledge of the Intercompany Notes that are held in escrow by the Collateral Agent are deemed to be presently effective notwithstanding the absence of any Default or Event of Default. In the event that the Collateral Agent desires to resign from its position under the Intercreditor Agreement, or if the Intercreditor Agreement is terminated or the obligations represented by the Senior Notes are extinguished, the Collateral Agent shall be entitled to assign all of its duties and responsibilities to the Agent with respect to the Loan Documents (including the Security Documents) and the Collateral (including the pledged capital stock and the
                  Intercompany Notes). Should the Agent succeed to the Collateral Agent's responsibilities with respect to the Loan Documents (including the Security Documents) and the Collateral, the

                  Agent shall be entitled to all benefits and rights afforded to the Collateral Agent under the Loan Documents.

         (g) In Section 10.1 of the Credit Agreement, the definitions of "Eligible Account" and "Eligible Revenue Equipment" are revised so that such terms may be applied to the Accounts and Revenue Equipment of all direct and indirect Subsidiaries of the Parent, not just the Accounts and Revenue Equipment of the Borrower and its Subsidiaries.

         (h) Section 10.1 of the Credit Agreement is amended by inserting the following definitions in alphabetical order within Section 10.1:

                  "CTI" means Covenant Transport, Inc., a Tennessee corporation.

                  "Existing  Guaranty  Agreements"  means,   collectively,   the
                  following documents:

                           (i) Amended and Restated  Parent  Guaranty  Agreement
                  dated as of June 6, 2000 by the Parent in favor of the Banks and the Agent amending and restating the Guaranty Agreement dated as of January 17, 1995 by the Parent in favor of the Banks and the Agent;

                           (ii) Consolidating Amended and Restated Guaranty Agreement dated as of June 6, 2000 by the direct and indirect Subsidiaries of the Parent in favor of the Banks and the Agent consolidating, amending and restating (a) the Guaranty Agreement dated as of March 31, 1997 by C&F Acquisition Co. (now known as Covenant.com, Inc.), a Nevada corporation, and Intellectual Property Co. (now known as CIP, Inc.), a Nevada corporation, in favor of the Banks and the Agent, (b) the Joinder Agreement dated as of December 31, 1997 by Bud Meyer Truck Lines, Inc., a Minnesota corporation, in favor of the Banks and the Agent, (c) the Joinder Agreement dated as of November 13, 1998 by Southern Refrigerated Transport, Inc., an Arkansas corporation, and Tony Smith Trucking, Inc., an Arkansas corporation, in favor of the Banks and the Agent, and the Joinder Agreement dated as of November 16, 1999 by Harold Ives Trucking Co., and Arkansas corporation and Terminal Truck Broker, Inc., an Arkansas corporation.

                  and each as the same may be further amended, supplemented, restated or replaced, from time to time.

                  "Existing  Security   Documents"  means,   collectively,   the
                  following documents:

                           (i) Amended and Restated Borrower Security Agreement dated as of June 6, 2000 by Covenant Asset Management, Inc. (formerly known as Covenant Leasing, Inc.), a Nevada corporation, amending and restating the Security Agreement dated as of June 18, 1999 by Covenant Leasing, Inc. (now known as

                  Covenant Asset Management, Inc.) a Nevada corporation, in favor the Collateral Agent;

                           (ii) Consolidating Amended and Restated Guarantor Security Agreement dated as of June 6, 2000 consolidating, amending and restating: (a) Security Agreement dated as of January 17, 1995 by CTI in favor of the Agent, (b) Security Agreement dated as of October 15, 1995 by CTI in favor of the Collateral Agent, as amended by the First Amendment to Security Agreement dated as of March 31, 1997, (c) separate Security Agreements each dated as of March 31, 1997 by Intellectual Property Co. (now known as CIP, Inc.), a Nevada corporation, and CLI in favor of the Collateral Agent, (d) Security Agreement dated as of December 31, 1997 by Bud Meyer Truck Lines, Inc., a Minnesota corporation in favor of the Collateral Agent, (e) Security Agreement dated as of November 13, 1998 by Southern Refrigerated Transport, Inc., an Arkansas corporation and Tony Smith Trucking, Inc., an Arkansas corporation in favor of the collateral Agent (f) Security Agreement dated as of November 16, 1999 by Harold Ives Trucking Co., an Arkansas corporation and Terminal Truck Broker, Inc., an Arkansas corporation in favor of the collateral Agent;

                           (iii)    Amended  and   Restated  Trademark  Security
                  Agreement dated as of June 6, 2000 by CIP, Inc. (formerly known as Intellectual Property Co.), a Nevada corporation, in favor of the Collateral Agent amending and restating the Trademark Security Agreement dated as of March 31, 1997 by Intellectual Property Co. (now known as CIP, Inc.), a Nevada corporation, in favor of the Collateral Agent;

                           (iv) Amended and Restated Parent Stock Pledge and Security Agreement dated as of June 6, 2000 by the Parent in favor of the Agent, together with required stock certificates and duly executed stock powers, amending, restating and consolidating: (a) Stock Pledge and Security Agreement dated as of January 17, 1995 by the Parent in favor of the Agent,
                  (b) Stock Pledge and Security Agreement dated as of October 15, 1995 by the Parent in favor of the Collateral Agent, and
                  (c) Stock Pledge and Security Agreement dated as of March 31, 1997 by the Parent in favor of the Collateral Agent, as amended by the First Amendment to Stock Pledge and Security Agreement dated as of December 31, 1997 as further amended by the Second Amendment to Stock Pledge and Security Agreement dated as November 13, 1998, in each case together with the required stock certificate(s) and duly executed stock power(s);

                           (v) Amended and Restated  Guarantor  Stock Pledge and
                  Security Agreement dated as of June 6, 2000 by CTI in favor of the Collateral Agent together with the required stock certificate(s) and duly executed stock power(s) amending and restating Stock Pledge and Security Agreement dated as of November 16, 1999 by the CTI in favor of the Collateral Agent together with the required stock certificates and duly executed stock powers.

                  and each as the same may be further amended, supplemented, restated or replaced, from time to time.

                           "Intercompany  Notes" means  promissory notes in form
                  of Exhibits B, C or D hereto, as applicable, (or in such other form as may be acceptable to the Agent, in its sole discretion) made by the Parent or one of its direct or indirect Subsidiaries payable to the Parent or one of its direct or indirect Subsidiaries, which promissory notes evidence intercompany obligations.

                           "Intercreditor   Agreement"  means  the  Amended  and
                  Restated Master Collateral and Intercreditor Agreement among the Agent, the holders of the Senior Notes and the Collateral Agent, dated as of June 6, 2000, amending and restating the Master Collateral and Intercreditor Agreement among the Agent, the holders of the Senior Notes and the Collateral Agent, dated as of October 15, 1995, as amended by the First Amendment to Master Collateral and Intercreditor Agreement dated as of March 31, 1997, and as further amended by the Second Amendment to Master Collateral and Intercreditor Agreement dated as of June 18, 1999 (and as the same may be further amended, supplemented, restated or replaced, from time to time).

                           "Security  Agreement"  means the Amended and Restated
                  Borrower Security Agreement between the Borrower and the Collateral Agent dated as of June 6, 2000 amending and restating: (a) the Security Agreement dated as of January 17, 1995 by CTI in favor the Agent, (b) the Security Agreement dated as of October 15, 1995 by CTI in favor of the Collateral Agent, as amended by the First Amendment to Security Agreement dated as of March 31, 1997 and (c) the Security Agreement dated as of June 18, 1999 by Covenant Leasing, Inc. (now known as Covenant Asset Management, Inc.) a Nevada corporation, in favor the Collateral Agent, and any other security agreement executed by a Subsidiary in favor of the Collateral Agent as security for the Obligations (and as the same may be further amended, supplemented, restated or replaced, from time to time).

          (i) The Credit Agreement is amended by adding a new Section 5.18A to read in its entirety as follows:

                  5.18A Licensing Agreements and Servicing Agreements. Amend or terminate any of the provisions of any Licensing Agreement or any Servicing Agreement without the prior written consent of the Agent and the Required Banks.

         (j)      Forms of  Existing  Debt Note,  Dividend  Note and Future Debt
                  Note in the form attached hereto as Exhibits B, C and D, respectively, are added to the Credit Agreement as Exhibits B, C and D thereto.

         (k) All references to "Senior Note" or "Senior Notes" or phrases of similar import in the Credit Agreement or any Loan Documents shall be deemed to be references to the CAM Senior Notes as defined in paragraph 10 hereof.

7. Delivery of Additional Loan Documents. Simultaneously with the execution and delivery of this Amendment, but to be effective at the time the provisions of Sections 3, 5 and 6 of this Amendment become effective, the following additional Loan Documents shall be executed and delivered to the Agent: (i) replacement Revolving Notes evidencing Base Rate Loans, Alternate Base Rate Loans and Eurodollar Loans, duly executed by CAM and payable to the order of each Bank (collectively, the "Replacement Notes") and (ii) a Guaranty Agreement of the obligations of CAM under the Credit Agreement, duly executed by CTI (the "CTI Guaranty"). CTI acknowledges that all security interests previously granted by CTI under the Credit Agreement as a borrower, remain in full force and effect and remain continuing obligations of CTI as security for its obligations under the CTI Guaranty.

8. Representations and Warranties. CTI and CAM each hereby represents and warrants to the Agent and the Banks that (a) this Amendment has been duly authorized, executed and delivered by each of CTI and CAM, (b) no Default or Event of Default has occurred and is continuing as of this date, and (c) all of the representations and warranties made by CTI and CAM in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach by CTI or CAM of the representations and warranties contained in this Section shall be an Event of Default for all purposes under the Credit Agreement and the other Loan Documents.

9. Ratification. CTI and CAM each hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by CTI or CAM in connection therewith (including without limitation the other Loan Documents to which CTI or CAM is a party), effective as of the date hereof.

10. Estoppel. To induce the Agent and the Banks to enter into this Amendment, CTI and CAM each hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of CTI or CAM as against the Agent, any Bank or any Letter of Credit Bank with respect to the obligations of CTI or CAM to any of such parties under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.

11. Effectiveness of this Amendment. All of the provisions of this Amendment, excepting Section 4, shall be effective immediately upon the delivery to the Agent of this Amendment executed by all parties hereto (including, without limitation, the parties to the Guarantor Consent attached hereto as Exhibit A); provided, however, that (i) the provisions of Section 2 shall not be effective until the Senior Notes and the documents related thereto (collectively, the "Senior Note Documents") have (with the consent of the holders of the Senior Notes) been terminated and replaced with senior notes issued by

         CAM and other documents related thereto executed by CAM and its affiliates and all other relevant parties on substantially the same terms as the Senior Notes and in form and substance acceptable to the Agent and the Required Banks in their sole discretion (the "CAM Senior Notes" and, together with the related senior note documents, the "CAM Senior Note Documents"), which CAM Senior Note Documents shall specifically allow CAM and its affiliates to consummate the Reorganization and conduct the Permitted Activities; and (ii) the provisions of Sections 3, 5 and 6 shall not become effective until the satisfaction (or written waiver approved and executed by the Agent and the Required Banks, in their respective discretion) of each of the following conditions:

         (a) The Reorganization Date shall have occurred by the Reorganization Deadline and CAM shall have given the Agent written notice of the Reorganization Date by the Reorganization Deadline.

         (b) The Agent shall have received the Replacement Notes, duly executed by CAM.

         (c) The Agent shall have received the CTI Guaranty, duly executed by CTI.

         (d) The Agent shall have received executed originals of the Dividend Note and the Existing Debt Notes (and all other then existing Intercompany Notes), all duly endorsed (with recourse) by the holders thereof in favor of the Collateral Agent.

         (e) The Agent shall have received such additional Security Documents or modifications of the existing Security Documents as may be requested by the Agent, duly executed by the appropriate Credit Parties (and, if appropriate, the Agent and the Collateral Agent), in each case in form and substance satisfactory to the Agent.

         (f) The Agent shall have received evidence (satisfactory to the Agent and the Required Banks) that the Senior Note Documents have been replaced by the CAM Senior Note Documents and that the CAM Senior Note Documents are in full force and effect and that no default or event that with notice or the passage of time would constitute default shall have occurred thereunder.

         (g) The Agent shall have received an amendment to the Intercreditor Agreement, duly executed by all parties to the Intercreditor Agreement reflecting the Reorganization (and approved in form and substance by the Agent and the Required Banks). The Intercreditor Agreement must continue to provide that all of the Credit Parties' obligations to the holders of the Senior Notes and to the Banks shall be maintained on a pari passu basis.

         (h) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties, in form and substance satisfactory to the Agent, with respect to
                  (i) the certificate of incorporation and by-laws of such Credit Party, (ii) the resolutions authorizing the Reorganization and the execution, delivery and performance of this Amendment, the CTI Guaranty, the

                  Replacement Notes and all documents executed and delivered to the Agent in connection with any of the foregoing (collectively, the "Amendment Documents"), and (iii) the incumbency of officers of such Credit Party authorized to execute and deliver the Amendment Documents.

         (i) The Agent shall have received a certificate of good standing, issued as of a recent date, with respect to each Credit Party from its jurisdiction of incorporation (and, with respect to each Credit Party whose name has changed as recited in Section 1 hereof, such certificate shall reflect the new name of such Credit Party).

         (j) The Agent shall have received a certificate duly executed by the chief financial officer of the Parent attesting to the solvency of the Credit Parties, in form and substance satisfactory to the Agent.

         (k)      The Agent  shall  have  received  an opinion of counsel to the
                  Credit Parties regarding (i) the consummation of the Reorganization, (ii) the due authorization and execution of the Amendment Documents, (iii) the enforceability of the Amendment Documents, (iv) the perfection of the security interests in the Capital Securities of the Parent's Subsidiaries and in the Intercompany Notes, and (v) such other matters as may be requested by the Agent or the Required Banks, all in form and substance satisfactory to the Agent and the Required Banks.

         (l)      The  Agent   shall  have   received   such  other   documents,
                  certificates, instruments and opinions as the Agent may reasonably request.

         (m) The Agent shall have received all fees and expenses incurred by the Agent in connection with negotiation, preparation and execution of the Amendment Documents and the consummation of the Reorganization including, without limitation, the legal fees and other out of pocket expenses of the Agent.

12. Effectiveness of Section 4 of this Amendment. The provisions of Section 4 of this Amendment shall not be effective until the satisfaction (or written waiver approved and executed by the Agent and the Required Banks, in their respective discretion) of each of the following conditions:

         (a) The Agent shall have received documentation (in form and substance satisfactory to the Agent) evidencing that all appropriate and necessary corporate, antitrust (including Hart-Scott-Rodino) and regulatory approvals have been obtained with respect to the Permitted Investment and Distribution.

         (b) The Agent shall have received documentation (in form and substance satisfactory to the Agent) evidencing the approval of the Permitted Investment and Distribution by all parties to the Intecreditor Agreement.

         (c) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Credit Parties, in form and substance satisfactory to the Agent, with respect to
                  (i) the certificate of incorporation and by-laws of such Credit Party, (ii) the resolutions authorizing the Permitted Investment and Distribution and the execution, delivery and performance of this Amendment and the Amendment Documents, and
                  (iii) the incumbency of officers of such Credit Party authorized to execute and deliver the Amendment Documents.

         (d) The Agent shall have received an opinion of counsel to the Credit Parties regarding (i) the Permitted Investment and Distribution and (ii) such other matters as may be requested by the Agent or the Required Banks, all in form and substance satisfactory to the Agent and the Required Banks.

         (e)      The  Agent   shall  have   received   such  other   documents,
                  certificates, instruments and opinions as the Agent may reasonably request.

         (f) The Agent shall have received all fees and expenses incurred by the Agent in connection with the evaluation of the Permitted Investment and Distribution and the consummation thereof including, without limitation, the legal fees and other out of pocket expenses of the Agent.

13. Reimbursement of Expenses. Each of CTI and CAM agrees, jointly and severally, that it shall reimburse the Agent on demand for all costs and expenses (including, without limitation, attorney's fees) incurred by such parties in connection with the negotiation, preparation and execution of the Amendment Documents, the evaluation of the Reorganization and the transactions contemplated hereby and thereby, whether or not the transactions contemplated hereby or thereby are consummated. The reimbursement obligations under this Amendment shall constitute Obligations under the Credit Agreement.

14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

15. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of CAM and CTI hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

16. Counterparts; Facsimile Delivery. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one instrument. This Amendment shall be binding upon all parties hereto, their successors and permitted assigns. This Amendment may be delivered by facsimile transmission with the same effect as if originally executed counterparts of this Amendment were delivered to all parties hereto.

17. Entire Agreement. The Credit Agreement and the other Loan Documents, as amended by this Amendment and the other Amendment Documents, embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

COVENANT TRANSPORT, INC.,                       COVENANT ASSET MANAGEMENT, INC.,
a Tennessee corporation                         a Nevada corporation   (formerly
                                                known as Covenant Leasing, Inc.)

By:  /s/ Joey B. Hogan                          By: /s/ Joey B. Hogan
Name:    Joey B. Hogan                          Name:   Joey B. Hogan
Title:   Chief Financial Officer                Title:  Chief Financial Officer


ABN AMRO BANK N.V., as Agent                    ABN AMRO BANK N.V., as a Bank


By: /s/ David J. Thomas                         By: /s/ David J. Thomas
Name:   David J. Thomas                         Name:   David J. Thomas
Title:  Group Vice President                    Title:  Group Vice President


By:   /s/ Jonathan F. Chiarieri                 By:  /s/ Jonathan F. Chiarieri
Name:     Jonathan F. Chiarieri                 Name:    Jonathan F. Chiarieri
Title:    Corporate Banking Officer             Title: Corporate Banking Officer


BANK ONE, NA (Main Office Chicago),             BANK OF AMERICA, N.A. (formerly
as a Bank                                       known as NationsBank, N.A.), as
                                                a Bank

By:   /s/ Nancy Anzelmo                         By:  /s/
Name:    Nancy Anzelmo                          Name:
Title:   Officer                                Title:


FIRST AMERICAN NATIONAL BANK, as a Bank        SUNTRUST BANK (successor in
                                               interest to SunTrust Bank,
                                               Chattanooga, N.A.), as a Bank

By:  /s/                                        By: /s/ Jon C. Long
Name:                                           Name:   Jon C. Long
Title:                                          Title:  Vice President

                                    EXHIBIT A

                            FORM OF GUARANTOR CONSENT

                                     CONSENT

         Reference is made to that certain Credit Agreement, dated as of January 17, 1995, among Covenant Transport, Inc., a Tennessee corporation ("CTI"), with the banks signatories thereto, the banks serving as letter of credit banks thereunder, and ABN AMRO Bank N.V. as Agent (the "Agent"), as amended by a number of amendments, and as further amended and restated by that certain Amended and Restated Credit Agreement dated as of June 18, 1999 among CTI, Covenant Leasing, Inc., a Nevada corporation (now known as Covenant Asset Management, Inc.) ("CAM"), the Agent and the Banks (as amended and restated, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         Each of the undersigned (collectively, the "Guarantors") has guaranteed in favor of the Agent, the Banks and the Letter of Credit Banks (collectively, the "Guaranteed Parties") all of the obligations of CTI and CAM under the Credit Agreement pursuant to one or more Guaranty Agreements (including, without limitation, the Existing Guaranty Agreements).

         Each of the undersigned hereby consents to and approves of the execution and delivery by CAM and CTI of that certain Amendment to Amended and Restated Credit Agreement (the "Amendment") and to all other Amendment Documents (as defined in the Amendment) and to the consummation of all of the transactions contemplated thereby (including, without limitation, the Reorganization, as defined in the Amendment). Each Guarantor acknowledges and agrees that the consummation of the Reorganization, the execution and delivery of the Amendment and the other Amendment Documents shall not diminish, impair, alter, discharge or otherwise affect in any manner whatsoever the duties, obligations and liabilities of the Guarantor under the Guaranty Agreements including, without limitation, the obligation of each Guarantor for the payment of the "Obligations" (as that term is defined in any Guaranty Agreement or the Credit Agreement).

         Each Guarantor hereby ratifies, confirms and approves the Guaranty Agreements to which it is a party and all of the terms and provisions thereof, and agrees that such Guaranty Agreements constitute the valid and binding obligation of such Guarantor, enforceable by the Guaranteed Parties in accordance with their respective terms.

         IN WITNESS WHEREOF, each Guarantor has executed this consent, as of the ___ day of ____________, 2000.

SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation
COVENANT TRANSPORT, INC., a Nevada corporation
TONY SMITH TRUCKING, INC., an Arkansas corporation
CIP, INC., a Nevada corporation
COVENANT.COM, INC., a Nevada corporation
TERMINAL TRUCK BROKER, INC., an Arkansas corporation
HAROLD IVES TRUCKING CO., an Arkansas corporation


By:____________________________
Name:    Joey B. Hogan
Title:   Treasurer

                                    EXHIBIT B

                           FORM OF EXISTING DEBT NOTE

                                 PROMISSORY NOTE

$_________________________                             ___________________, 2000

         FOR  VALUE   RECEIVED,   ________________________.   a   ______________
corporation  (the  "Borrower"),  promises  to  pay  to  the  order  of  Covenant
Transport, Inc., a Tennessee corporation ("Lender"), or order, on demand, the principal sum of ______________________ Dollars ($____________), plus interest compounding quarterly on the average unpaid balance during such quarter at the annual rate equal to the prime interest rate set forth in the Wall Street Journal on the first business day of such calendar quarter. Interest will be calculated on a 360-day basis and be payable in arrears on the first business day immediately following each calendar quarter. Absent manifest error, the Lender's records will be conclusive evidence of the principal and accrued interest owing hereunder.

         Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors, and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns. This Note will be governed by the substantive laws of the State of Tennessee.



BORROWER'S ADDRESS:                                [BORROWER NAME]
_____________________                               a ______________ corporation
_____________________

                                                    By:_____________________
                                                    Name:
                                                    Title:

                                    EXHIBIT C

                              FORM OF DIVIDEND NOTE

                                 PROMISSORY NOTE

$_________________________                             ___________________, 2000

         Covenant Transport, Inc., a Tennessee corporation (the "Borrower"), promises to pay to the order of Covenant Transport, Inc., a Nevada corporation ("Lender"), or order, on demand, the principal sum of ______________________ Dollars ($____________), plus interest compounding quarterly on the average unpaid balance during such quarter at the annual rate equal to the prime interest rate set forth in the Wall Street Journal on the first business day of such calendar quarter. Interest will be calculated on a 360-day basis and be payable in arrears on the first business day immediately following each calendar quarter. Absent manifest error, the Lender's records will be conclusive evidence of the principal and accrued interest owing hereunder.

         Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors, and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns. This Note will be governed by the substantive laws of the State of Nevada.



BORROWER'S ADDRESS:                                  COVENANT TRANSPORT, INC.
                                                     a Tennessee corporation
_____________________
_____________________
                                                     By:_____________________
                                                     Name:
                                                     Title:

                                    EXHIBIT D


                            FORM OF FUTURE DEBT NOTE



                                           _______________________________, 2000


                            REVOLVING PROMISSORY NOTE



         The undersigned borrower ("Borrower') promises to pay to the order of Covenant Asset Management, Inc., a Nevada corporation ("Lender"), at its offices located at ___________ _________________, ________________________ Dollars
($_______________), or so much thereof that may be advanced from time to time together with interest on the outstanding balance in accordance with the terms set forth in the Credit and Security Agreement dated ________________, 1999, between Borrower and Lender (the "Agreement").

         Notwithstanding anything to the contrary in the Agreement or in the Note, Lender shall have the absolute unconditional right, in its sole discretion, to require Borrower to pay the outstanding principal balance on demand, together with accrued and unpaid interest. If Lender elects to exercise the right to demand payment, Lender will provide Borrower thirty (30) days from the date of Lender's written notice of demand to make payment.

         Presentment, demand, protest and notice of dishonor are hereby waived by the undersigned.

         This promissory note shall be governed under and construed by the laws of the State of Nevada.

BORROWER:


COVENANT TRANSPORT, INC.
a Tennessee corporation

By:_____________________________
Name:
Title: